UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2020

ChemoCentryx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35420	94-3254365
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

850 Maude Avenue, Mountain View, CA		94043
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 210-2900

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CCXI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1034 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01 Entry into a Material Definitive Agreement

Effective as of January 8, 2020 (the “Closing Date”), ChemoCentryx, Inc. (the “Company”) entered into an Amended and Restated Loan and Security Agreement (the “Amended Loan Agreement”) with Hercules Capital, Inc. (“Hercules”), which amended and restated a loan and security agreement dated December 28, 2017, as amended, between the parties (the “Original Credit Facility”). As of the Closing Date, $20 million was outstanding under the Original Credit Facility. Pursuant to the Amended Loan Agreement, an additional term loan in an aggregate principal amount of up to $100.0 million (the “New Credit Facility”) is available to the Company at its discretion in three tranches, subject to certain terms and conditions.

The first tranche of the New Credit Facility of up to $40.0 million is available to the Company through December 15, 2020, of which $20 million would be available upon submission of the avacopan New Drug Application (“NDA”) for the treatment of ANCA vasculitis. Under the first tranche, $5.0 million will be advanced to the Company on or before March 15, 2020. The second tranche of up to an additional $30.0 million is available to the Company through December 15, 2021 upon NDA approval of avacopan for the treatment of ANCA vasculitis (“NDA Approval”). The third tranche of up to an additional $30 million is available through December 15, 2022, subject to certain conditions

For advances under the New Credit Facility, the Company will make interest only payments through September 1, 2022, extendable to March 1, 2023 upon satisfaction of certain milestones and further extendable to March 1, 2024 upon satisfaction of certain financial covenants. The principal balance and interest of the advances will be repaid in equal monthly installments after the interest only period and continuing through February 1, 2024, extendable to February 1, 2025, upon satisfaction of certain milestones.

Advances under the New Credit Facility will initially bear an interest rate (the “New Credit Facility Interest Rate”) equal to the greater of either (i) 8.50% plus the Prime Rate (as reported in The Wall Street Journal) minus 5.25%, and (ii) 8.50%. Upon the Company achieving cumulative net avacopan revenues of at least $100 million, the interest rate will decrease by 0.25% per annum. The interest rate will further decrease by 0.25% and 0.5% upon the Company achieving cumulative net avacopan revenues of $250 million and $400 million, respectively.

The Company may prepay advances under the New Credit Facility, in whole or in part, at any time subject to a prepayment charge equal to: (a) 2.0 % of amounts so prepaid, if such prepayment occurs during the first year following the Closing Date; (b) 1.5% of the amount so prepaid, if such prepayment occurs during the second year following the Closing Date, and (c) 1.0% of the amount so prepaid, if such prepayment occurs after the second year following the Closing Date.

The Company will pay an end of term charge of 7.15% of the aggregate amount of the advances under the New Credit Facility, which will occur on the earliest of (i) the loan maturity date; (ii) the date that the Company prepays all of the outstanding principal in full, or (iii) the date the loan payments are accelerated due to an event of default. The New Credit Facility is secured by substantially all of the Company’s assets, excluding intellectual property.

In connection with the Amended Loan Agreement, the Company also entered into a Right to Invest Agreement with Hercules, pursuant to which Hercules shall have the right to participate, in an amount up to $3,000,000 in any subsequent equity financing broadly marketed to multiple investors in an amount greater than $30,000,000.

The Amended Loan Agreement also includes customary affirmative and negative covenants and events of default, the occurrence and continuance of which provide Hercules with the right to demand immediate repayment of all principal and unpaid interest under Amended Loan Agreement, and to exercise remedies against the Company and the collateral securing the Amended Loan Agreement. These events of default include, among other things: (i) insolvency, liquidation, bankruptcy or similar events; (ii) failure to pay any debts due under the Amended Loan Agreement or other loan documents on a timely basis; (iii) failure to observe any covenant or secured obligation under the Amended Loan Agreement, which failure, in most cases, is not cured within 15 days; (iv) occurrence of an event that could reasonably be expected to have a material adverse effect; (v) material misrepresentations; (vi) occurrence of any default under any other agreement involving indebtedness in excess of $1,000,000 or the occurrence of a default under any agreement that could reasonably be expected to have a material adverse effect; and (vii) certain money judgments being entered against the Company or any portion of the Company’s assets being attached or seized.

The foregoing description of the Amended Loan Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended Loan Agreement and the Right to Invest Agreement, which will be filed with the Company’s Quarterly Report on Form 10-Q for the period ending on March 31, 2020.

On January 9, 2020, the Company issued a press release regarding the above transactions, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibit is included in of this Current Report on Form 8-K by reference.

99.1	Press release issued by the Registrant on January 9, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHEMOCENTRYX, INC.

Date: January 10, 2020
	By:	/s/ Susan M. Kanaya
	Name:	Susan M. Kanaya
	Title:	Executive Vice President Chief Financial and Administrative Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued by the Registrant on January 9, 2020